EXHIBIT 10.1

FORM OF AGREEMENT

THE HEALING COMPANY INC.

SHARE PURCHASE AGREEMENT

Dated as of October 8, 2021

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THIS SHARE PURCHASE AGREEMENT is made on October 8, 2021 ("Agreement")

AMONG:

(1)

THE HEALING COMPANY INC., a Nevada corporation incorporated under the laws of the State of Nevada, United States of America, having its registered address at 711 S. Carson Street, Suite 4, Carson City, Nevada 89701, United States of America ("Company"); and

(2)	The purchaser identified on the signature page hereto ("Purchaser").

The Company and the Purchaser are hereinafter jointly referred to as the "Parties" and each individually as a "Party".

PREAMBLE:

(A)	The Purchaser intends to acquire from the Company shares of its newly issued Seed Preferred Shares (as defined below) with a par value of $0.001 per share ("Transaction");

(B)	The Parties agree to be bound by this Agreement and reaffirm all the terms and provisions set forth with respect to all matters contemplated under this Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions. The following words and expressions have the meaning set out below:

"Affiliate"

means with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.

"Agreement"	means this Share Purchase Agreement.
"Breach"	has the meaning given to such term in Section 9.1.
"Business"	means the business operations of the Company as carried out on the Closing Date.
"Business Day"	means any day, other than Saturday or Sunday, that banks in Nevada are generally open for the transaction of normal banking business.
"Closing Condition"	has the meaning given to such term in Section 5.1.
"Closing Date"	has the meaning given to such term in Section 5.5.
"Company"	has the meaning given to such term under (1) of the Parties section.
"Company's Best Knowledge"	has the meaning given to such term in Section 6.5.
"Company's Warranties"	has the meaning given to such term in Section 6.1.
"Control"

means the capability to determine business and financial policies of a person, whether by the ownership of equity shares, board representation, as trustee, by contract or otherwise. "Controlled" and to "Controls" shall have the correlative meaning.

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"Material Adverse Change"

means with respect to a Party a material adverse change in or effect on the business, operations, financial condition, properties or liabilities of the party taken as a whole; provided, however, that a Material Adverse Change shall not be deemed to include (i) changes as a result of the announcement of this Transaction, (ii) events or conditions arising from changes in general business or economic conditions or (iii) changes in generally accepted accounting principles.

"Other Recipients"	has the meaning given to such term in Section 10.3.
"Party"	means any party to this Agreement, and Parties means all of them.
"Person"

means, regardless of whether he, she or it has legal personality or not, an individual, any corporation, company, partnership, association or other legal entity established pursuant to the laws of any jurisdiction, or any governmental entity (or any department, agency, or political subdivision thereof) irrespective of the jurisdiction in or under the law of which it was incorporated or exists.

"Purchased Shares"	has the meaning given to such term in Section 2.1.
"Purchaser"	has the meaning given to such term under (2) of the Parties section.
"Purchase Price"	has the meaning given to such term in Section 3.1.
"Purchaser's Warranties"	has the meaning given to such term in Section 7.1.
"Transaction"	has the meaning given to such term in Preamble (A).

1.2	Interpretation. In this Agreement unless the context otherwise requires:

1.2.1

Any reference to a Section is a reference to a section to this Agreement and any schedules form part of and are deemed to be incorporated in and in references to this Agreement; in the case of a conflict between any schedules and the provisions of this Agreement, the provisions of this Agreement shall prevail, provided that this shall not apply to a conflict between an agreement or contract attached hereto in a schedule, if and as executed by the respective parties thereto, and the provisions of this Agreement;

1.2.2

Any reference to a statute or statutory provision includes a reference to that provision as amended, re-enacted or replaced and any regulations or orders made under such provisions from time to time whether before or after the date of this Agreement and any former statutory provision replaced (with or without modification) by the provision referred to except to the extent that any amendment, re-enactment or replacement coming into force after the date of this Agreement would increase or extend the liability of the Parties to one another;

1.2.3

Any reference in this Agreement to this Agreement or to any other agreement or document includes a reference to this Agreement, or (as the case may be) such other agreement or document, as amended, varied, novated, supplemented or replaced from time to time;

1.2.4	Any reference to the singular includes a reference to the plural and vice versa; and any reference to any gender includes a reference to the other genders; and

1.2.5	Headings and titles are used for ease of reference only and do not affect the interpretation of this Agreement.

2.	PURCHASE OF PURCHASED SHARES

2.1

Purchase of Purchased Shares. Upon the terms of this Agreement, the Company hereby sells and, subject to fulfilment of the Closing Conditions as set forth in Section 5.2, transfers with effect as of the Closing Date as set forth in Section 5.5, a total of such number of shares of the Company's Seed Preferred Shares, $0.001 par value per share (the “Seed Preferred Shares”), having such terms, rights, powers and preferences, and subject to the qualifications and limitations with respect thereto, as stated or expressed in the excerpts from the Amended and Restated Articles of Incorporation of the Company attached hereto as Annex A, as is indicated on the Purchaser's signature page hereto ("Purchased Shares") to the Purchaser. The Purchaser agrees to purchase and acquire from the Company the Purchased Shares in consideration of the Purchase Price to be paid by the Purchaser to the Company as contemplated under Section 5.5. The Company hereby agrees and acknowledges that the Purchase Price as defined under Section 3.1 constitutes sufficient consideration for the sale and purchase of the Purchased Shares in the manner contemplated under this Agreement.

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2.2

Ancillary Rights.  The Purchaser shall purchase and acquire and receive full legal and beneficial ownership of the Purchased Shares, free from all encumbrances and along with all rights, title and interest attaching thereto.

3.	PURCHASE PRICE, PAYMENTS
3.1	Purchase Price. The consideration payable by the Purchaser for the Purchased Shares (“Purchase Price”) to the Company shall be USD $2.00 (two dollars) per Purchased Share.
3.2	Payment of Purchase Price. The Purchase Price shall be paid by the Purchaser to the Company as set forth in Section 5.5.
4.	GENERAL RULES FOR PAYMENTS
4.1

Mode of Payment.  Any payments under this Agreement shall be made by wire transfer in immediately available funds, valued as of the relevant due date set out in this Agreement or as otherwise provided by law, free of bank and/or any other charges. Any payment shall be deemed to have been duly made only upon the irrevocable and unconditional crediting of the amount payable in accordance with this Agreement.

4.2	Bank Account. The Purchaser shall remit the Purchase Price by wire transfer to the designated bank account of the Company that the Company has provided to the Purchaser.
5.	CLOSING, CLOSING CONDITIONS AND ACTIONS
5.1

Conditions Precedent.  The obligations of the Purchaser and the Company to effect and consummate the Transaction contemplated under this Agreement are subject to the fulfilment of the conditions precedent (each such condition, a "Closing Condition").

5.2	List of Closing Conditions. Closing Conditions are:

5.2.1	The transfer agent recording the transfer of the Purchased Shares to the Purchaser.
5.2.2	No event which would be, or is likely to be, a Material Adverse Change shall have occurred.
5.2.3

Warranties provided by the Company and the Purchaser shall be true and correct in all respects as of the execution date of this Agreement and as of the Closing Date as set forth in Section 5.5, as though made on and as of each such date.

5.2.4

The Transaction contemplated by and in connection with this Agreement can be lawfully consummated, in particular, there are no orders, judgments, injunctions or similar acts which would prevent the lawful consummation, no such act is threatened and there are no circumstances which could justify the institution of any such act or make it seem likely.

5.2.5	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.
5.2.6	The Purchased Shares constitute valid and legally issued, restricted shares of the Company, and such shares shall be fully paid and non-assessable.
5.2.7	The Purchaser shall have entered into a stock restriction agreement with the Company of even date herewith.

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5.3

The Company and the Purchaser may mutually waive the fulfilment of the Closing Condition set forth in Section 5.2 above. The effect of a waiver shall be limited to eliminating the respective Closing Condition and shall not prejudice any claims either Party may have on the basis of any circumstances relating to the non-fulfilment of such Closing Condition.

5.4	List of Closing Actions. "Closing Actions" are:

5.4.1	No later than the fifth Business Day from the date hereof, the Purchaser shall deliver to the Company payment of Purchase Price in accordance with Sections 3 and 4 above.
5.4.2

On or prior to the Closing Date, Company shall deliver to the Purchaser (i) stock certificates evidencing the Purchased Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank with medallion guarantee, or other instruments of transfer in form and substance reasonably satisfactory to the Purchaser (the “Transfer Documents”); (ii) true and complete copies of all resolutions of the board of directors and majority shareholder of Company authorizing the execution, delivery, and performance of this Agreement, the Transfer Documents, and the other agreements, instruments, and documents required to be delivered in connection with this Agreement or on the Closing Date (collectively, the “Transaction Documents”) to which Company is a party and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect,; (iii) such other documents as may be required under applicable law or reasonably requested by Purchaser and (iv) confirmation that there have been no changes in the Company’s capitalization as represented to the Purchaser by the Company as of the date of this Agreement.

5.5

All actions required to be completed at Closing shall be deemed to have occurred simultaneously at Closing. The date on which all Closing Conditions and Closing Actions have been performed shall be the closing date ("Closing Date").

6.	COMPANY'S REPRESENTATIONS AND WARRANTIES
6.1

Company's Warranties.  The Company hereby represents and warrants to the Purchaser, subject to any conditions and/ or limitations contained in this Agreement, and confirms that the Purchaser is relying upon the accuracy of each of such representations and warranties in connection with the purchase of the Purchased Shares as contemplated under the Transaction, and confirms that such representations and warranties are in fact correct as of the Closing Date ("Company's Warranties").

6.2	The Company.
6.2.1

Corporate Status; Due Authorization.  The Company has been duly established and is validly existing as a Nevada corporation, incorporated under the laws of the State of Nevada, United States of America, and has full corporate power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it has been and is currently conducted.  The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.  The Company has the right, power, authority and capacity to execute and consummate this Agreement and the Transaction contemplated herein. All required approvals of any corporate bodies of the Company for consummating the Transaction contemplated in this Agreement have been obtained.  This Agreement and each Transaction Document to which Company is a party constitute legal, valid, and binding obligations of Company enforceable against Company in accordance with their respective terms.

6.2.2	No Insolvency. No insolvency proceedings have been filed for or commenced with regard to the assets of the Company.
6.2.3

No Violation.  The execution and consummation of this Agreement and of the Transaction contemplated in this Agreement by the Company do not violate its articles of association or bylaws and are not subject to challenge by any third party on any legal basis, including on the basis of any laws for the protection of creditor rights.

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6.3	The Shares.

The Purchased Shares shall be validly issued, fully paid and non-assessable shares of preferred stock under applicable law, having such terms, rights, powers and preferences, and subject to the qualifications and limitations with respect thereto, as stated or expressed in the excerpts from the Amended and Restated Articles of Incorporation of the Company attached hereto as Annex A, and are being sold in compliance with applicable U.S. federal securities laws.

6.4	Conclusion of this Agreement.

(a)

The Company is not bound by any agreement according to which (i) the consent (approval) of any third party to, or other cooperation of any third party in, the conclusion of this Agreement is required or (ii) the transfer of the Purchased Shares hereunder must be notified to third parties, except for any provisions set forth in the articles of incorporation and bylaws of the Company.

(b)

The Company does not violate any applicable law, decrees, other regulations and administrative acts, rights of third parties or obligations of any kind by concluding or by the implementation of this Agreement.

(c)

There is no action, lawsuit, investigation or proceeding pending or threatened in writing or otherwise - to the Company's Best Knowledge - known by the Company against the Company before any court, arbitration panel or governmental authority which in any manner challenges or seeks to prevent, alter or delay the Transaction contemplated herein.

6.5

Company's Best Knowledge.  Company's Best Knowledge, within the meaning of this Agreement, shall include all facts and circumstances, which the Company knows, knew or should have known or the knowledge of which is attributable to the Company under the applicable provisions.

7.	PURCHASER'S REPRESENTATIONS AND WARRANTIES
7.1

Purchaser's Warranties.  The Purchaser hereby represents and warrants to the Company, subject to any conditions or limitations contained in this Agreement, and confirms that the Company is relying upon the accuracy of each of such representations and warranties in connection with the sale of the Purchased Shares as contemplated under the Transaction, and confirms that such representations and warranties are correct as of the Closing Date ("Purchaser's Warranties"):

7.1.1

Corporate Status; Due Authorization.  The Purchaser, to the extent it is not a natural person, has been duly established and is validly existing under the laws of the jurisdiction of its incorporation. The Purchaser has the right, power, authority and capacity to execute and consummate this Agreement and the Transaction contemplated herein. All required approvals of any corporate bodies of the Purchaser for consummating the Transaction contemplated in this Agreement have been obtained.

7.1.2	No Insolvency. No insolvency or similar proceedings have been opened or applied for regarding the assets of the Purchaser. The Purchaser is neither illiquid nor over-indebted.
7.1.3

No Violation.  The execution and consummation of this Agreement and of the Transaction contemplated in this Agreement by the Purchaser do not violate its constituting documents or bylaws, to the extent the Purchaser is not a natural person, and are not subject to challenge by any third party on any legal basis, including on the basis of any laws for the protection of creditor rights.

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7.1.4

General solicitation and advertising. The Purchaser is not acquiring the Purchased Shares as a result of any form of "general solicitation" or "general advertising" (within the meaning of Regulation D under the US Securities Act) or any "directed selling efforts" (within the meaning of Regulation S under the US Securities Act).

7.1.5

Purchasing for its own account. None of the Purchaser any of its Affiliates, or any person acting on its behalf, shall make any “directed selling efforts” as defined in Regulation S under the US Securities Act in the United States with respect to the Purchased Shares. The Purchaser is acquiring the Purchased Shares for its own account, for investment purposes, and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the US Securities Act) that would be in violation of the securities laws of the United States or any State thereof.

7.1.6

Normal course of its business. The Purchaser invests in or purchases securities similar to the Purchased Shares in the normal course of its business, to the extent it is not a natural person, and has such knowledge, skill and experience in financial, business and investment matters (including investment in securities that are not registered under the US Securities Act or listed or quoted on any United States securities exchange or automated quotation system) and expertise in assessing credit, market and all other relevant risks as to be capable of evaluating, and has evaluated, independently the merits and risks of an investment in the Purchased Shares.

7.1.7

Investigation; received and reviewed information; assessments and risk concerning the Purchased Shares. The Purchaser has (i) conducted its own investigation with respect to the business, financial or other position of the Company and the Purchased Shares, and no person has made any representation to the Purchaser, express or implied, with respect thereto, including but not limited to the fairness, accuracy or completeness of any statement (whether in writing or orally) made or purported to be made by any such person, or on their behalf, in connection with the Company, the Purchased Shares or its subscription hereunder, (ii) received and reviewed all information that the Purchaser believes is necessary or appropriate in connection with the acquisition of the Purchased Shares, (iii) made its own assessment and has satisfied itself concerning the relevant accounting, tax, legal, currency and other economic considerations relevant to its proposed acquisition of the Purchased Shares, and (iv) the ability to bear the economic risk of the Purchased Shares for an indefinite period of time and/or the complete loss of its investment in the Purchased Shares, adequate means of providing for its current and contingent needs, no need for liquidity with respect to its investment in the Purchased Shares, and such knowledge and experience in financial and business matters as to be capable of evaluating the merits, risks and suitability of an investment in the Purchased Shares. The Purchaser is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on ownership and transfer and the restrictions on sales of the Purchased Shares. The Purchaser understands and is aware that there are substantial risks incidental to the acquisition of the Purchased Shares. The Purchaser acknowledges and agrees that it may not rely on any investigation that the Company or any of its Affiliates or any person acting on behalf of any of the foregoing may have conducted with respect to the Purchased Shares or the Company, and none of such persons has made any representation to the Purchaser, express or implied, with respect thereto.

7.1.8

Restricted securities. The Purchaser understands that Purchased Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the US Securities Act and that, for so long as they remain "restricted securities", they may not be deposited into any unrestricted depositary facility established or maintained by a depositary bank; they are being offered and sold in a transaction not involving any public offering in the United States within the meaning of the US Securities Act and no representation is made by the Company as to the availability of the exemption provided by Rule 144 for resales of the Purchased Shares.

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7.1.9

Transfer restrictions. The Purchaser understands and acknowledges that (i) the Purchased Shares shall not be reoffered, sold, pledged or otherwise transferred except (a) outside the United States pursuant to Rule 903 or Rule 904 of Regulation S under the US Securities Act, (b) in the United States pursuant to an exemption from the registration requirements of the US Securities Act, it being understood that all offers or solicitations in connection with such a transfer do not involve any means of general solicitation or general advertising, or (c) pursuant to another exemption from, or in a transaction not subject to, the registration requirements of the US Securities Act, in each case in compliance with all applicable securities laws of the United States or any State or other jurisdiction of the United States, and (ii) no representation has been or will be made by the Company as to the availability of any exemption under the US Securities Act or the securities laws of any State or other jurisdiction of the United States for the reoffer, resale, pledge or transfer of the Purchased Shares.

7.1.10

Policies and procedures. The Purchaser, to the extent it is not a natural person, has instituted and maintains systems, policies and procedures designed to ensure, and which it agrees shall continue to ensure for so long as the Purchaser owns the Purchased Shares, that any securities it acquires and holds such as the Purchased Shares shall only be reoffered, resold, pledged or otherwise transferred in accordance with the restrictions set forth herein.

7.1.11

Truth and accuracy. The Purchaser acknowledges that the Company and its Affiliates shall rely upon the truth and accuracy of the foregoing agreements, acknowledgments, representations and warranties and confirmations as a basis for exemption of the sale of the Purchased Shares under the US Securities Act, under the securities laws of the States of the United States and for other purposes, and agree that if any of the agreements, acknowledgments, representations and warranties and confirmations deemed to have been made by the Purchaser by purchase of the Purchased Shares are no longer accurate, the Purchaser shall promptly notify the Company.

8.	INDEMNIFICATION
8.1

Subject to this Section 8 and without prejudice to any other rights and remedies available in applicable laws or equity, each of the Parties, hereby agrees to jointly and severally, indemnify, defend, save and hold harmless the other Party and its directors, officers and employees (collectively, “Indemnified Parties”) against any and all losses incurred by the Indemnified Parties as a result of, arising from or otherwise in connection with:

8.1.1	Breach (defined below) of any representation or warranty made herein; and
8.1.2	any failure or breach in connection with the performance of any of their covenants, undertakings or obligations contained in this Agreement.

9.	REMEDIES FOR BREACH
9.1

Breach; Remedies.  If any of the Company’s Warranties and/or Purchaser's Warranties are incorrect or incomplete ("Breach"), the Company or the Purchaser shall put the other Party or, at the other Party's sole discretion and on its written request, the non-breaching Party into the position as the case may be, it would have been in had there not been a Breach. If the breaching Party fails, refuses or is unable to achieve this within one week after having been notified by the non-breaching Party of the Breach in writing, the non-breaching Party may either (1) claim monetary damage compensation to put the non-breaching Party in the financial position as if there had been no Breach, or (2) be entitled to an injunction or injunctions to prevent Breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

9.2

Notification of Breach.  The non-breaching Party shall notify the breaching Party in writing of any potential Breach, stating, to the extent reasonably possible and practical, the nature thereof and the amount involved, without undue delay after discovery of the relevant facts and circumstances underlying such potential Breach or non-fulfilment.

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10.	CONFIDENTIALITY, PUBLIC ANNOUNCEMENTS
10.1	Confidential Information. For all purposes of this Agreement, "Confidential Information" means:

10.1.1	the content of this Agreement;
10.1.2

all information created, transferred, recorded or employed as part of, or otherwise resulting from any activities undertaken pursuant to, this Agreement, including, but not limited to, business, organizational, technical, financial, marketing, operational, regulatory or sales information of the Company, the Purchaser, the Purchaser's Affiliates, received by a Party from a disclosing Party in connection with or pursuant to this Agreement or relating to, as the case may be, the Company, the Purchaser or the Purchaser's Affiliates; and

10.1.3	in addition thereto, with respect to the Company, all information relating to the Business.

10.2

Confidentiality Undertaking.  The Parties undertake to treat all Confidential Information strictly confidential and to refrain from disclosing it to any third parties, unless such Confidential Information is or has been:

10.2.1	made available by the disclosing Party for general release independent of the receiving Party;
10.2.2	made public as required by law, court proceedings or stock exchange regulations; or
10.2.3	made part of the public domain without breach of the confidentiality obligations established hereunder by the receiving Party.
10.2.4

required to be disclosed by any regulatory authority in the lawful and appropriate exercise of its jurisdiction over a party, any auditor of the parties hereto, by judicial or administrative process, legal process, stock exchange request, or otherwise by applicable law or regulation.

10.3

Permitted Disclosure.  A receiving Party may disclose Confidential Information of a disclosing Party to its Affiliates and its and their directors and officers, employees and external advisors, lenders and insurance carriers who (i) have specifically agreed in writing to the non-disclosure of the terms and conditions hereof or (ii) are bound by professional or contractual secrecy obligations ("Other Recipients"). Each Party which has disclosed Confidential Information to any Other Recipient shall be liable for the disclosure of Confidential Information to any third party by such Other Recipient, regardless of any fault of the Other Recipient. Any violation by a Party or by any Other Recipient of the foregoing provisions shall entitle the disclosing Party, at its option, to obtain injunctive relief.

10.4

Public Announcements.  The Parties undertake that, without the written consent of the other Party, neither Party shall make any public announcement regarding this Agreement, unless required by applicable law or stock exchange regulations applicable to the respective Party. The Party wishing to make any permitted announcement shall, to the extent legally permissible, notify the other Party thereof in writing, such notice to be given a reasonable period of time prior to such announcement, and provide the other Party with the proposed wording to be taken into due consideration. Notwithstanding the foregoing in this Section 10.4, following the Closing, any Affiliate controlling the Company may (without the consent of the Purchaser) disclose information on a confidential basis to such Party's investors, potential investors and lenders announcing the consummation of the Transaction if the information included in such announcement is of a nature customarily conveyed by private equity funds to its investors, potential investors and lenders with respect to the announcement of the closing of a sale of one of its portfolio companies in a privately negotiated transaction.

11.	NOTICES
11.1

Addresses.  Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by letter, fax or email transmitted pdf copies to the respective address or fax number included on Schedule A (or any substitute address as either Party shall designate in accordance with this Section 11 by not less than five (5) Business Days' notice).

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12.	GOVERNING LAW, VENUE
12.1

Governing Law.  This Agreement will be governed by, and all disputes arising out of or in connection with this Agreement shall be resolved in accordance with, the laws of the State of Nevada excluding the principles of conflicts of laws thereunder.

12.2

Venue.  Any dispute, controversy or claim arising out of or in connection with this Agreement, including its conclusion, validity, binding effect, amendment, breach, termination or rescission, shall be exclusively resolved by such court of competent jurisdiction as is located in the Eighth Judicial District Court of Clark County, Nevada. In the event that the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such action, suit or proceeding, then any other state district court located in the State of Nevada shall be the sole and exclusive forum therefor and in the event that no state district court in the State of Nevada has jurisdiction over any such action, suit or proceeding, then a federal court located within the State of Nevada shall be the sole and exclusive forum therefor. Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the Transaction contemplated hereby. The Parties agree and acknowledge that each has reviewed this Agreement and the normal rule of construction that agreements are to be construed against the drafting Party shall not apply in respect of this Agreement given that the Parties have mutually negotiated and drafted this Agreement.

13.	MISCELLANEOUS
13.1

Entire Agreement. This Agreement collectively constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or guarantees by or among the Parties, written or oral, to the extent they relate in any way to the subject matter of this Agreement.

13.2

Further Assurances. Each Party agrees that it shall, from time to time on or after the date hereof, do, execute, acknowledge and deliver, and will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, certificates, bills of sale, assignments, transfers, conveyances, powers of attorney, assurances and other documents as may be reasonably requested by the other Party in order to effectuate the Transaction contemplated hereby.

13.3

Severability. Any part, provision, representation or warranty under this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any Party of the economic benefit intended to be conferred by this Agreement, the Parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

13.4

Costs. Each Party shall bear and pay its own costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in Closing and carrying out the Transaction contemplated by this Agreement.

13.5	Third Parties. This Agreement shall not grant any rights to, and is not intended to, operate for the benefit of, any third parties, unless otherwise explicitly provided for in this Agreement.
13.6

Amendments. Any amendments to this Agreement (including amendments to this Section) shall be valid only if made in writing by the Purchaser and the Company, unless another form is required by mandatory law.

13.7	Assignment. No Party shall be entitled to assign any rights or claims under this Agreement without the prior written approval of the other Party.
13.8

Counterparts. This Agreement may be executed and delivered in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective duly authorized representative.

COMPANY:

The Healing Company Inc.

_______________________________

Name: Larson Elmore

Title: President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

PURCHASER:

_______________________________

Name:

Number of Shares:

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Annex A

Terms of the Purchased Shares

PREFERRED STOCK.

Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein. The first series of Preferred Stock shall be designated “Seed Preferred Shares” and shall consist of 5,000,000 shares, which Preferred Stock shall be entitled and subject to the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “sections” or “subsections” in this Annex refer to sections and subsections of this Annex.

1. Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Articles of Incorporation) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount equal to the dividend payable on each outstanding share of Common Stock.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Preferential Payments to Holders of Seed Preferred Shares. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Seed Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to 1.5 times the Seed Original Issue Price, plus any dividends declared but unpaid thereon (collectively, the “Seed Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Seed Preferred Shares the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Seed Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2 Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment in full of all Seed Liquidation Amount required to be paid to the holders of Seed Preferred Shares, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of Seed Preferred Shares and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Amended and Restated Articles of Incorporation immediately prior to such liquidation, dissolution or winding up of the Corporation.

3. Voting. To the fullest extent permitted under the NRS and other applicable law, the holders of Seed Preferred Shares shall not be entitled to vote on any matter submitted to the stockholders of the Corporation for a vote, including, without limitation, any voting right otherwise afforded to the holders of Seed Preferred Shares under NRS 78.2055, NRS 78.207 or NRS 78.390, which are hereby expressly denied.

4. Mandatory Conversion.

4.1 Trigger Events. At such date and time as is specified by the Board in connection with, but prior to, the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and in connection with such offering the Common Stock is listed for trading on the Nasdaq Stock Market's National Market, (i) all outstanding Seed Preferred Shares shall automatically be converted into shares of Common Stock on a 1:1 (i.e., 1 share of Seed Preferred Shares for 1 share of Common Stock) basis, and (ii) such shares may not be reissued by the Corporation.

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4.2 Procedural Requirements. All holders of record of shares of Seed Preferred Shares shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Seed Preferred Shares pursuant to this Section 4. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Seed Preferred Shares in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Seed Preferred Shares converted pursuant to Subsection 4.1, including the rights, if any, to receive notices (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 4.2. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Seed Preferred Shares, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof, and (b) pay any declared but unpaid dividends on the Seed Preferred Shares converted.

4.3 Effect of Mandatory Conversion. All Seed Preferred Shares shall, from and after the Mandatory Conversion Time, no longer be deemed to be outstanding and, notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares on or prior to such time, all rights with respect to such shares shall immediately cease and terminate at the Mandatory Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any declared but unpaid dividends. Such converted Seed Preferred Shares shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

5. Redeemed or Otherwise Acquired Shares. Any Seed Preferred Shares that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any rights granted to the holders of Seed Preferred Shares following redemption.

6. Waiver. Any of the rights, powers, preferences and other terms of the Seed Preferred Shares set forth herein may be waived on behalf of all holders of Seed Preferred Shares by the affirmative written consent or vote of the holders of at least fifty-one percent (51%) of the Seed Preferred Shares then outstanding.

7. Notices. Any notice required or permitted by the provisions of this Annex to be given to a holder of Seed Preferred Shares shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the NRS, and shall be deemed sent upon such mailing or electronic transmission.

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